Exhibit 99.1

NEWS RELEASE	Gerber Scientific, Inc. 24 Industrial Park Road West Tolland, CT 06084 USA 860-870-2890 phone 860-870-2891 fax www.gerberscientific.com

For Immediate Release

GERBER SCIENTIFIC, INC. SHAREHOLDERS APPROVE ACQUISITION BY VECTOR CAPITAL

TOLLAND, CT – August 18, 2011 – Gerber Scientific, Inc. (NYSE: GRB) (the “Company” or “Gerber Scientific”), today announced that at a special meeting of shareholders held earlier today, shareholders voted to approve the previously announced merger agreement (the “Merger Agreement”) with Vector Knife Holdings (Cayman), Ltd. and Knife Merger Sub, Inc., controlled affiliates of Vector Capital (“Vector”). Shareholders also voted to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger pursuant to the Merger Agreement (the “Merger”), and the agreements and understandings pursuant to which such compensation may be paid or become payable.

Under the terms of the Merger Agreement, Vector will acquire all of the outstanding shares of common stock of the Company for $11.00 per share in cash plus a non-transferable contractual right to receive additional contingent cash consideration payments if net recoveries are obtained in connection with certain claims for infringement of a Company patent covering “print to cut” technology. The transaction is expected to close on or around August 22, 2011.

The Merger Agreement was approved by holders of 21,028,222 shares of the Company’s outstanding common stock. At the meeting, 227,716 shares voted against the Merger Agreement.

The proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger pursuant to the Merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable was approved by holders of 16,041,758 shares of the Company’s outstanding common stock. At the meeting, 1,426,079 shares voted against this proposal.

About Gerber Scientific, Inc.
Gerber Scientific, Inc. (http://www.gerberscientific.com) is a leading international supplier of sophisticated automated manufacturing systems for the sign making, specialty graphics, packaging, apparel and industrial industries.  Headquartered in Tolland, Connecticut, the Company operates through three primary businesses:  Gerber Scientific Products, Spandex and Gerber Technology.

About Vector Capital
With over $2 billion of capital, Vector Capital is a leading global private equity firm specializing in spinouts, buyouts and recapitalizations of established technology businesses. Vector identifies and pursues these complex investments in both the private and public markets. Vector actively partners with management teams to devise and execute new financial and business strategies that materially improve the competitive standing of these businesses and enhance their value for employees, customers and  shareholders. Among Vector's notable investments are Aladdin Knowledge Systems, Certara, Corel, LANDesk, Precise Software, Printronix, RAE Systems, Register.com, SafeNet, Savi Technology, Trafficmaster, WatchGuard Technologies, and WinZip. For more information, visit www.vectorcapital.com.

Forward-looking Statements
Any statements in this news release not relating to historical matters are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipates,” “will,” “could,” “should,” “believes,” “expects,” “estimates,” “intends,” “plans,” “projects,” and similar expressions, may identify such forward-looking statements. The forward-looking statements contained in this news release involve risks and uncertainties regarding the Company’s expected financial condition, results of operations and cash flows. For information identifying other important economic, political, regulatory, legal, technological, competitive and other uncertainties, readers are referred to the Company’s filings with the SEC, including but not limited to, the information included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, which outlines certain important risks regarding the Company’s forward-looking statements, as well as information included in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks include, but are not limited to, delays in the Company’s new product development and commercialization, intense competition in markets for each of the Company’s operating segments, rapid technological advances, availability and cost of raw materials, adverse economic and credit market conditions, volatility in foreign currency exchange rates, fluctuations in interest rates and the parties’ ability to consummate the proposed acquisition of the Company by Vector. Actual future results or events may differ materially from these forward-looking statements. The forward-looking statements contained in this release are made as of the date of this release and the Company expressly disclaims any obligation to update any of these forward-looking statements, except as required by law.

Contacts:
Michael R. Elia, Exec. VP and CFO	Melodye Demastus, Investor Relations
Tele: 860-870-2890	Tele: 614.771.8810
mdemastus@columbus.rr.com

Robert E. Swadosh, Media Relations
Tele: 212-922-0900
rswadosh@dgi-nyc.com

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